SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2015

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2015, ParTech, Inc., a wholly owed subsidiary of PAR Technology Corporation, (“PTI”), PAR Springer-Miller Systems, Inc. (“PSMS”), Springer-Miller International, LLC (“SMI”), and Springer-Miller Canada, ULC (“SMC”) (PTI, PSMS, SMI and SMC are collectively referred to herein as the “Group”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Gary Jonas Computing Ltd., SMS Software Holdings LLC, and Jonas Computing (UK) Ltd. (the “Purchasers”), each of which is an affiliate of the Jonas Software Group of Constellation Software Inc. of Toronto, Ontario, for the sale of substantially all of the assets of PSMS.

Consideration to be Paid

The consideration payable by the Purchasers with respect to substantially all the assets of PSMS is equal to the aggregate amount of $16,600,000 in cash (the “Base Purchase Price”), payable as follows:

Cash consideration of $12,100,000 paid at execution of the Asset Purchase Agreement;

An amount equal to $4,500,000 to be paid eighteen (18) months after the date of the Agreement, a portion of which amount will be available to pay certain indemnification obligations of the Group; and

The assumption by the Purchasers of certain specified assumed liabilities, generally consisting of liabilities arising after the closing date, payables and obligations with respect of assumed customer contracts.

In addition to the Closing Consideration, contingent consideration of up to $1,500,000 million payable by the Purchasers to the Group post-closing in cash, based on achievement of certain agreed-upon revenue and earnings targets for calendar years 2016 through 2018.

Representations, Warranties and Covenants

The Asset Purchase Agreement contains customary representations, warranties and covenants. The representations and warranties generally survive the closing for eighteen (18) months.

Other Related Transaction Documents

On November 4, 2015, the Group and the Purchasers also entered into a transitional services agreement whereby the Group agreed to provide transition services after the closing of the transactions contemplated by the Asset Purchase Agreement.

Item 2.02 Results of Operations and Financial Condition.

(a)	The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b)	On November 5, 2015, PAR Technology Corporation issued a press release announcing its results of operations for the quarterly period ending September 30, 2015 and the sale of assets of its hotel/spa technology business. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	PAR Technology Corporation Press Release dated November 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: November 5, 2015	/s/Matthew J. Trinkaus
Matthew J. Trinkaus
Chief Accounting Officer & Corporate Controller